UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Talmer Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	61-1511150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2301 West Big Beaver Rd., Suite 525, Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Common Stock, par value $1.00 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  File No. 333-193300

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock, par value $1.00 per share, of Talmer Bancorp, Inc. to be registered hereunder is set forth in the section entitled “Description of Capital Stock” in the prospectus included in Talmer Bancorp, Inc.’s Registration Statement on Form S-1 (File No. 333-193300), which was originally filed with the Securities and Exchange Commission on January 10, 2014, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.  Any form of prospectus that includes such description that is subsequently filed by Talmer Bancorp, Inc. as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Talmer Bancorp, Inc. are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TALMER BANCORP, INC.

Date: February 10, 2014	By:	/s/ David T. Provost
David T. Provost
Chief Executive Officer